FOR IMMEDIATE RELEASE.

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Bob Okunski
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Bob.Okunski@sunpower.com

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Sarah Spitz
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SunPower Reports First Quarter 2021 Results

•Appointed digital and customer experience veteran Peter Faricy as CEO
•Total year-over-year bookings growth of greater than 30 percent
•Gross margin dollar expansion across both businesses - 60 percent year-over-year growth

SAN JOSE, Calif., May 5, 2021 - SunPower Corp. (NASDAQ:SPWR), a leading solar technology and energy services provider, today announced financial results for its first quarter ended April 4, 2021.

“While demand is soaring, less than three percent of U.S. homes currently have solar and storage and penetration is still in its infancy. To significantly increase category growth, the adoption of distributed energy needs to be easy, reliable and affordable,” said Peter Faricy, CEO of SunPower. “SunPower has the deepest history and strongest residential and commercial products in the business, and we see customer experience and digital product innovation as the keys to our future success. We believe we are well positioned to accelerate and lead the next era of solar.”

“Specifically, our solid first quarter results reflect the continued strong demand for our industry-leading solar and storage solutions in both our residential and commercial markets,” said Faricy. “We continue to see homeowners and businesses across the country looking for cleaner, lower-cost energy with resiliency becoming a critical factor in their decisions. SunPower is delivering the industry’s leading solutions today while investing in the highest growth markets including storage, energy services, and expanding our community solar efforts. With these strategic initiatives and favorable national policy proposals, we are on track to achieve our 2021 goals and drive growth in 2022 and beyond.”

Residential and Light Commercial (RLC)
•Residential strength – 22 percent gross margin, $25 million Adjusted EBITDA
•Overall bookings up 25 percent, record new homes bookings
•Strong success in shifting residential mix to more full systems sales (55 percent in Q121)
•Progress on addressable market expansion initiatives such as multi-family, loan servicing, long tail

Commercial and Industrial Solutions (C&I Solutions)
•Revenue growth of >20 percent, year-over-year (YOY) megawatts (MW) growth of 34 percent, backlog above 275 MW
•Strong bookings momentum – up 50 percent compared to Q1 2020
•Helix storage – >20 MWh Front of the Meter (FTM) storage under contract, >400 MWh awarded or shortlisted

•Continued momentum in community solar – >115 MW of pipeline, added >25 MW in Q121

($ Millions, except percentages and per-share data)	1st Quarter 2021	4th Quarter 2020	1st Quarter 2020
GAAP revenue	$306.4	$341.8	$290.5
GAAP gross margin from continuing operations	16.3%	22.0%	10.0%
GAAP net (loss) income from continuing operations	$(48.4)	$412.5	$21.5
GAAP net (loss) income from continuing operations per diluted share	$(0.28)	$2.08	$0.12
Non-GAAP revenue[1]	$305.8	$341.8	$295.7
Non-GAAP gross margin[1]	18.7%	22.3%	12.1%
Non-GAAP net income (loss)[1]	$9.3	$26.6	$(15.1)
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.05	$0.14	$(0.09)
Adjusted EBITDA[1]	$19.1	$38.6	$(2.7)
MW Recognized	127	153	132
Cash[2]	$213.1	$232.8	$205.5
Information presented for 1st quarter 2020 above is for continuing operations only, and excludes results of Maxeon, other than Cash.
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below
2Includes cash, and cash equivalents, excluding restricted cash

RLC
The company continued to see strength in its RLC segment during the first quarter, driven primarily by its residential and new homes businesses as MW recognized for those businesses rose approximately 10 percent YOY. For residential, the company's installed base now exceeds 363,000 customers with its single and multi-family new homes backlog now exceeding 200 MW. Demand remains high for the company’s SunVault™ residential storage solution with strong bookings momentum in the first quarter. However, installation lead times have been longer than expected, due in part to efforts to improve the installation and commissioning customer experience. The company expects lead times to return closer to expected levels by the end of the second quarter.

Gross margin for the quarter was 22 percent, up more than 700 basis points YOY, as the company benefited from stable pricing, its successful initiatives to lower its cost of capital and the continuing mix shift to higher margin loan and lease sales and full system sales which comprised approximately 55 percent of residential installations for the quarter. As more than 70 percent of consumers are opting for system ownership, loan options that lower the monthly cost of solar will continue to be an important differentiator for SunPower.

Additionally, the company is making progress on its strategy to extend its residential addressable market. These include efforts in the multi-family, affordable new housing segment, initiatives to capture the long tail by leveraging the company’s financing platform as well as exploring partnerships to expand its dealer install network.

C&I Solutions
The company’s C&I Solutions business performed well in the first quarter as MW recognized rose 22 percent YOY and revenue rose 23 percent. The company also maintained its leading market share during the quarter as its commercial project backlog expanded to 275 MW giving the company strong 2022 commercial project visibility. Demand for its Helix® storage solution remained high as the company saw strong initial customer traction for its front of the meter storage solution while continuing to grow its community solar pipeline which now exceeds 115 MW.

Additionally, the company also benefited from its commercial stand-alone storage initiative, booking more than 11 MWh of projects during the quarter as customers continue to focus on resiliency and energy cost savings. The company is also seeing continued success in its front of the meter storage initiatives with more than 20 MWh currently under contract and more than 400 MWh awarded or shortlisted. With more than 250 MWh of Helix storage contracted or awarded to date, the company believes C&I Solutions is well positioned to capitalize on the increased demand for its commercial storage and services solutions with both the back of meter and front of meter markets.

Consolidated Financials
“Overall, we executed well in the first quarter as we met our key financial metrics, increased our gross margin by 660 basis points (BPS) YOY and improved linearity compared to prior years,” said Manavendra Sial, chief financial officer at SunPower. “We generated positive cash flow at the business unit level and repaid our 8.5 percent CEDA loan early in April.”

“We are starting to see the margin benefit of our new financing programs as our blended residential loan and lease cost of capital is now below six percent and are also taking a number of steps to expand our addressable market and platform offerings. Given these initiatives and the continued mix shift to full systems, we expect our value creation to essentially double in 2021,” said Sial.

First quarter of fiscal year 2021 non-GAAP results exclude net adjustments that, in the aggregate, decreased GAAP loss by $57.6 million, including $44.7 million related to a mark-to-market loss on equity investments, $7.1 million related to results of operations of legacy business to be exited, $5.0 million related to stock-based compensation expense, $5.2 million related to litigation costs, $3.8 million related to restructuring charges, and $1.0 million related to business reorganization costs. This was partially offset by $5.4 million gain on sale and impairment of residential lease assets and $3.8 million for income taxes and other non-recurring items.

CEO Transition
On March 25, 2021, SunPower announced that it named Peter Faricy as its chief executive officer (CEO), following Tom Werner's decision to retire from the company after 18 years. Faricy brings a track record of high growth through technology innovation and expertise in creating exceptional customer experiences. Most recently he served as CEO of Global Direct-to-Consumer for Discovery, Inc. Prior to Discovery, Faricy spent 13 years at Amazon, including as vice president leading Amazon Marketplace. Faricy assumed his new position effective April 19, 2021. To ensure a smooth transition, Werner will continue in his role of chairman of the board of directors, planned to be six months.

Financial Outlook
For the second quarter, the company expects continued strength in our residential business with second quarter RLC volume growth of approximately 20 percent sequentially and over 50 percent versus prior year, partially offset by the timing of certain project milestones in its C&I Solutions business which is expected to be in line with prior year.

Specifically, the company’s second quarter and fiscal year 2021 guidance is as follows:

Second quarter GAAP revenue of $295 to $345 million, GAAP net loss of $12 million to $1 million, MW recognized of 120 MW to 150 MW and Adjusted EBITDA in the range of $16 to $27 million.

For fiscal year 2021, given the continued confidence in its business post the quarter, the company still expects revenue growth of approximately 35 percent and MW recognized growth of approximately 25 percent. The company’s outlook for Adjusted EBITDA remains unchanged.

Given strong industry tailwinds, further anticipated federal policy support as well increased demand for its residential and commercial storage solutions, the company continues to expect 2022 Adjusted EBITDA growth of greater than 40 percent.

The company will host a conference call for investors this morning to discuss its first quarter 2021 performance at 5:30 a.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at
http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2021 performance on the Events and Presentations section of SunPower’s Investor Relations page at
http://investors.sunpower.com/events.cfm.

About SunPower
Headquartered in California's Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding our future performance based on bookings, backlog, and pipelines in our sales channels; (b) our plans and expectations for our products and solutions, including ramps and timing, anticipated demand, and impacts on our market position and our ability to meet our targets and goals; (c) areas of investment, both current and future, and anticipated impacts on our business and financial results; (d) our expectations regarding our industry and market factors, including consumer expectations, the impact of policy proposals, anticipated demand and volume, and market penetration and expansion; (e) our expectations regarding achievement of our 2021 goals and projected growth in 2022 and beyond, and our positioning for future success; (f) our expectations for installation lead times, including anticipated timing for normalization and customer experience improvement with respect to our storage solutions; (g) our expectations regarding product mix trends and differentiation provided by the company’s loan options; (h) plans for initiatives to expand our addressable market and anticipated impacts on our business; (i) expectations for management and board leadership transitions, including the timing thereof; (j) our second quarter fiscal 2021 guidance, including GAAP revenue, net loss, MW recognized, and Adjusted EBITDA, and related assumptions; and (k) our expectations for fiscal 2021, including revenue and MW recognized growth and related assumptions; and (l) our expectations for 2022 Adjusted EBITDA growth and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (2) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (5) changes in public policy, including the imposition and applicability of tariffs; (6) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; (9) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2021 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX, and SUNVAULT, are trademarks or registered trademarks of SunPower Corporation in the U.S.
###

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 4, 2021	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$213,105	$232,765
Restricted cash and cash equivalents, current portion	10,928	5,518
Short-term investments	325,380	—
Accounts receivable, net	104,804	108,864
Contract assets	114,029	114,506
Inventories	230,694	210,582
Advances to suppliers, current portion	3,852	2,814
Project assets - plants and land, current portion	9,746	21,015
Prepaid expenses and other current assets	89,109	94,251
Total current assets	1,101,647	790,315

Restricted cash and cash equivalents, net of current portion	5,404	8,521
Property, plant and equipment, net	46,790	46,766
Operating lease right-of-use assets	62,722	54,070
Solar power systems leased, net	48,331	50,401
Advances to suppliers, net of current portion	2,813	—
Other intangible assets, net	298	697
Other long-term assets	326,766	695,712
Total assets	$1,594,771	$1,646,482

Liabilities and Equity
Current liabilities:
Accounts payable	$156,552	$166,066
Accrued liabilities	113,046	121,915
Operating lease liabilities, current portion	13,529	9,736
Contract liabilities, current portion	60,385	72,424
Short-term debt	94,724	97,059
Convertible debt, current portion	62,456	62,531
Total current liabilities	500,692	529,731

Long-term debt	86,436	56,447
Convertible debt, net of current portion	422,749	422,443
Operating lease liabilities, net of current portion	42,340	43,608
Contract liabilities, net of current portion	28,748	30,170
Other long-term liabilities	152,943	157,597
Total liabilities	1,233,908	1,239,996

Equity:
Preferred stock	—	—
Common stock	172	170

Additional paid-in capital	2,691,423	2,685,920
Accumulated deficit	(2,133,239)	(2,085,246)
Accumulated other comprehensive income	8,897	8,799
Treasury stock, at cost	(207,596)	(205,476)
Total stockholders' equity	359,657	404,167
Noncontrolling interests in subsidiaries	1,206	2,319
Total equity	360,863	406,486
Total liabilities and equity	$1,594,771	$1,646,482

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
Revenue:
Solar power systems, components, and other	$301,237	$338,507	$285,289
Residential leasing	1,120	1,386	1,324
Solar services	4,041	1,917	3,933
Total revenue	306,398	341,810	290,546
Cost of revenue:
Solar power systems, components, and other	254,104	264,515	258,637
Residential leasing	601	1,073	1,296
Solar services	1,819	1,071	1,429
Total cost of revenue	256,524	266,659	261,362
Gross profit	49,874	75,151	29,184
Operating expenses:
Research and development	5,015	3,275	7,768
Sales, general, and administrative	47,744	52,510	40,717
Restructuring charges (credits)	3,766	(134)	1,576
Gain on sale and impairment of residential lease assets	(226)	(208)	(274)
Income from transition services agreement, net	(3,087)	(4,371)	—
Loss on business divestiture	—	124	—
Total operating expenses (income)	53,212	51,196	49,787
Operating (loss) income	(3,338)	23,955	(20,603)
Other income (expense), net:
Interest income	52	72	404
Interest expense	(7,965)	(8,422)	(9,193)
Other, net	(43,471)	415,880	50,438
Other (expense) income, net	(51,384)	407,530	41,649
(Loss) income before income taxes and equity in earnings of unconsolidated investees	(54,722)	431,485	21,046
Benefit from (provision for) income taxes	5,224	(18,833)	(885)
Equity in losses of unconsolidated investees	—	—	—
Net (loss) income from continuing operations	(49,498)	412,652	20,161
Loss from discontinued operations before income taxes and equity in losses of unconsolidated investees	—	—	(21,560)
Provision for income taxes	—	—	(984)
Equity in earnings of unconsolidated investees	—	—	245
Net loss from discontinued operations, net of taxes	—	—	(22,299)
Net (loss) income	(49,498)	412,652	(2,138)
Net loss (income) from continuing operations attributable to noncontrolling interests	1,113	(177)	1,379
Net income from discontinued operations attributable to noncontrolling interests	—	—	(672)
Net loss (income) attributable to noncontrolling interests	1,113	(177)	707

Net (loss) income from continuing operations attributable to stockholders	$(48,385)	$412,475	$21,540
Net loss from discontinued operations attributable to stockholders	$—	$—	$(22,971)
Net (loss) income attributable to stockholders	$(48,385)	$412,475	$(1,431)

Net (loss) income per share attributable to stockholders - basic:
Continuing operations	$(0.28)	$2.42	$0.13
Discontinued operations	$—	$—	$(0.14)
Net (loss) income per share – basic	$(0.28)	$2.42	$(0.01)

Net (loss) income per share attributable to stockholders - diluted:
Continuing operations	$(0.28)	$2.08	$0.12
Discontinued operations	$—	$—	$(0.13)
Net (loss) income per share – diluted	$(0.28)	$2.08	$(0.01)

Weighted-average shares:
Basic	171,200	170,267	168,822
Diluted	171,200	200,132	177,277

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
Cash flows from operating activities:
Net (loss) income	$(49,498)	$412,652	$(2,138)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,849	2,567	16,892
Stock-based compensation	5,437	6,029	6,867
Non-cash interest expense	1,505	1,067	1,910
Equity in earnings of unconsolidated investees	—	—	(245)
Loss (gain) on equity investments with readily determinable fair value	44,730	(416,455)	(49,152)
Loss (gain) on retirement of convertible debt	—	878	(2,956)
Loss on business divestiture	—	125	—
Gain on sale of investments	(1,162)	—	—
Deferred income taxes	(3,901)	17,602	(349)
Other, net	(5,280)	(255)	289
Changes in operating assets and liabilities:
Accounts receivable	4,114	(14,067)	(17,880)
Contract assets	487	10,708	295
Inventories	(8,271)	(17,701)	(43,061)
Project assets	9,197	3,015	(8,881)
Prepaid expenses and other assets	1,429	(1,837)	18,635
Operating lease right-of-use assets	2,875	654	2,923
Advances to suppliers	(3,852)	(2,814)	8,936
Accounts payable and other accrued liabilities	(24,152)	(3,129)	(92,599)
Contract liabilities	(13,461)	17,842	(16,130)
Operating lease liabilities	(3,429)	(1,759)	(2,849)
Net cash (used in) provided by operating activities	(40,383)	15,122	(179,493)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,964)	(1,403)	(6,213)
Cash paid for solar power systems	(635)	(1,134)	(610)
Cash outflow upon Maxeon Solar Spin-off, net of proceeds	—	8,996	—
Cash received from sale of investments	1,200	—	—
Proceeds from sale of equity investment	—	133,600	46,149
Net cash (used in) provided by investing activities	(1,399)	140,059	39,326
Cash flows from financing activities:
Proceeds from bank loans and other debt	71,323	32,752	76,544
Repayment of bank loans and other debt	(35,076)	(44,607)	(65,730)
Proceeds from issuance of non-recourse residential and commercial financing, net of issuance costs	—	1,355	9,754
Repayment of non-recourse residential and commercial financing	(9,713)	(1,813)	—
Contributions from noncontrolling interests to residential projects	—	324	—

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	(1,414)	—
Cash paid for repurchase of convertible debt	—	(239,554)	(87,141)
Receipt of contingent asset of a prior business combination	—	—	423
Settlement of contingent consideration arrangement, net of cash received	—	(776)	—
Equity offering costs paid	—	—	(928)
Purchases of stock for tax withholding obligations on vested restricted stock	(2,118)	(4,387)	(6,914)
Net cash provided by (used in) financing activities	24,416	(258,120)	(73,992)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	—	(22)	(216)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(17,367)	(102,961)	(214,375)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	246,804	349,765	458,657
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$229,437	$246,804	$244,282

Non-cash transactions:
Costs of solar power systems sourced from existing inventory	$—	$1,018	$—
Costs of solar power systems funded by liabilities	$—	$635	$1,184
Property, plant and equipment acquisitions funded by liabilities	$1,647	$866	$2,385
Contractual obligations satisfied by inventory	$—	$—	$975
Accounts payable balances reclassified to short-term debt	$—	$—	$5,000
Right-of-use assets obtained in exchange of lease obligations	$11,528	$1,008	$12,461
Assumption of liabilities in connection with business divestiture	$—	$9,056	$—
Holdbacks in connection with business divestiture	$—	$7,199	$—
1"Cash, cash equivalents, restricted cash and restricted cash equivalents" balance consisted of "cash and cash equivalents", "restricted cash and cash equivalents, current portion" and "restricted cash and cash equivalents, net of current portion" financial statement line items on the condensed consolidated balance sheets for the respective periods.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestiture, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total SE.

•Mark-to-market loss (gain) in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Results of operations of legacy business to be exited: Following the announcement of closure of our Hillsboro, Oregon facility in the first fiscal quarter of 2021, the company prospectively excludes its results of operations from Non-GAAP results given that revenue will cease starting first fiscal quarter of 2021 and all subsequent activities are focused on the wind down of operations. Management believes that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, the company sold membership units representing a 49% membership interest in majority of its residential lease business and retained a 51% membership interest. The Company records an impairment charge based on the expected fair value for a portion of residential lease assets portfolio that was retained. Any charges or credits on these remaining unsold residential lease assets impairment, as well as its corresponding depreciation savings, are excluded from the company’s non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures, as they are not reflective of ongoing operating results.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude all expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. Management believes that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's segment results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred and expect to continue to incur in upcoming quarters, non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. Management believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
GAAP revenue	$306,398	$341,810	$290,546
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(207)
Other adjustments:
Results of operations of legacy business to be exited	(621)	—	—
Construction revenue on solar services contracts	—	—	5,392
Non-GAAP revenue	$305,777	$341,810	$295,731

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
GAAP gross profit from continuing operations	$49,874	$75,151	$29,184
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(34)
Legacy sale-leaseback transactions	—	—	20
Other adjustments:
Results of operations of legacy business to be exited	7,066	—	—
Construction revenue on solar service contracts	—	—	4,735
Gain on sale and impairment of residential lease assets	(494)	(485)	(448)
Stock-based compensation expense	887	959	559
Impairment of property, plant and equipment	—	567	—
Restructuring credits	—	(12)	—
Amortization of intangible assets	—	—	1,785
Non-GAAP gross profit	$57,333	$76,180	$35,801

GAAP gross margin (%)	16.3%	22.0%	10.0%
Non-GAAP gross margin (%)	18.7%	22.3%	12.1%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
GAAP net (loss) income from continuing operations attributable to stockholders	$(48,385)	$412,475	$21,540
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(34)
Legacy sale-leaseback transactions	—	—	20
Mark-to-market loss (gain) on equity investments	44,730	(416,456)	(47,871)
Other adjustments:
Results of operations of legacy business to be exited	7,066	—	—
Construction revenue on solar service contracts	—	—	4,735
Gain on sale and impairment of residential lease assets	(5,383)	(693)	(722)
Litigation	5,210	3,650	485
Stock-based compensation expense	5,013	6,167	4,978
Amortization of intangible assets	—	—	1,786
Loss on business divestiture	—	53	—
Transaction-related costs	130	177	481
Business reorganization costs	954	1,537	—
Restructuring charges (credits)	3,766	(146)	1,576
Loss (gain) on convertible debt repurchased	—	540	(2,956)
Impairment of property, plant and equipment	—	567	—
Tax effect	(3,839)	18,700	852
Non-GAAP net income (loss) attributable to stockholders	$9,262	$26,571	$(15,130)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
Net income (loss) per diluted share
Numerator:
GAAP net (loss) income available to common stockholders[1]	$(48,385)	$412,475	$21,540
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	3,126	505
Add: Interest expense on 0.875% debenture due 2021, net of tax	—	421	—
GAAP net (loss) income available to common stockholders[1]	$(48,385)	$416,022	$22,045

Non-GAAP net income (loss) available to common stockholders[1]	$9,262	$26,571	$(15,130)

Denominator:
GAAP weighted-average shares	171,200	170,267	168,822
Effect of dilutive securities:
Restricted stock units	—	5,216	2,104
0.875% debentures due 2021	—	7,581	6,350
4.00% debentures due 2023	—	17,068	—
GAAP dilutive weighted-average common shares:	171,200	200,132	177,277

Non-GAAP weighted-average shares	171,200	170,267	168,822
Effect of dilutive securities:
Restricted stock units	4,113	5,216	—
4.00% debentures due 2023	17,068	17,068	—
Non-GAAP dilutive weighted-average common shares[1]	192,381	192,551	168,822

GAAP dilutive net (loss) income per share - continuing operations	$(0.28)	$2.08	$0.12
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.05	$0.14	$(0.09)
1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED
	April 4, 2021	January 3, 2021	March 29, 2020
GAAP net (loss) income from continuing operations attributable to stockholders	$(48,385)	$412,475	$21,540
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	(34)
Legacy sale-leaseback transactions	—	—	20
Mark-to-market loss (gain) on equity investments	44,730	(416,456)	(47,871)
Other adjustments:
Results of operations of legacy business to be exited	7,066	—	—
Construction revenue on solar service contracts	—	—	4,735
Gain on sale and impairment of residential lease assets	(5,383)	(693)	(722)
Litigation	5,210	3,650	485
Stock-based compensation expense	5,013	6,167	4,978
Amortization of intangible assets	—	—	1,786
Loss on business divestiture	—	53	—
Transaction-related costs	130	177	481
Business reorganization costs	954	1,537	—
Restructuring charges (credits)	3,766	(146)	1,576
Loss (gain) on convertible debt repurchased	—	540	(2,956)
Impairment of property, plant and equipment	—	567	—
Cash interest expense, net of interest income	7,914	8,350	8,867
(Benefit from) provision for income taxes	(5,222)	18,834	885
Depreciation	3,342	3,519	3,499
Adjusted EBITDA	$19,135	$38,574	$(2,731)

Q2 2021 GUIDANCE

(in thousands)	Q2 2021
Revenue (GAAP and Non-GAAP)	$295,000-$345,000
Net loss (GAAP)	$(12,000)-$(1,000)
Adjusted EBITDA[1]	$16,000-$27,000

1.Adjusted EBITDA amount above for Q2 2021 includes net adjustments that decrease net loss by approximately $7 million related to interest expense, $3 million related to depreciation, $2 million related to income taxes, $9 million related to stock-based compensation, $3 million related to results of operations of legacy business to be exited, $2 million related to litigation, $1 million related to restructuring charges, and $1 million related to business reorganization costs.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	April 4, 2021
	Revenue				Gross Profit / Margin				Operating expenses				Other income (expense), net	Benefit from income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets
GAAP	$237,937	$66,263	$2,187	$11	$52,574	$4,211	$(8,172)	$1,261	—	—	—	—	—	—	$(48,385)
Adjustments based on IFRS:
Mark-to-market loss on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	44,730	—	44,730
Other adjustments:
Results of operations of legacy business to be exited	—	—	(621)	—	—	—	7,878	(812)	—	—	—	—	—	—	7,066
Gain on sale and impairment of residential lease assets	—	—	—	—	(494)	—	—	—	—	(4,663)	—	(226)	—	—	(5,383)
Litigation	—	—	—	—	—	—	—	—	—	5,210	—	—	—	—	5,210
Stock-based compensation expense	—	—	—	—	841	—	46	—	370	3,756	—	—	—	—	5,013
Business reorganization costs	—	—	—	—	—	—	—	—	—	954	—	—	—	—	954
Transaction-related costs	—	—	—	—	—	—	—	—	—	159	—	—	(29)	—	130
Restructuring charges	—	—	—	—	—	—	—	—	—	—	3,766	—	—	—	3,766
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,839)	(3,839)
Non-GAAP	$237,937	$66,263	$1,566	$11	$52,921	$4,211	$(248)	$449							$9,262

	January 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$257,932	$79,547	$9,959	$(5,628)	$61,128	$13,559	$(5,300)	$5,764	—	—	—	—	—	—	—	$412,475
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(416,456)	—	(416,456)
Other adjustments:
Gain on sale and impairment of residential lease assets	—	—	—	—	(485)	—	—	—	—	—	—	(208)	—	—	—	(693)
Litigation	—	—	—	—	—	—	—	—	—	3,650	—	—	—	—	—	3,650
Stock-based compensation expense	—	—	—	—	952	7	—	—	904	4,304	—	—	—	—	—	6,167
Loss (gain) on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	124	(71)	—	53
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,537	—	—	—	—	—	1,537
Transaction-related costs	—	—	—	—	—	—	—	—	—	177	—	—	—	—	—	177
Restructuring credits	—	—	—	—	(12)	—	—	—	—	—	(134)	—	—	—	—	(146)
Loss on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	540	—	540
Impairment of property, plant and equipment	—	—	—	—	—	567	—	—	—	—	—	—	—	—	—	567
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,700	18,700
Non-GAAP	$257,932	$79,547	$9,959	$(5,628)	$61,583	$14,133	$(5,300)	$5,764								$26,571

	March 29, 2020
	Revenue				Gross Profit / Margin				Operating expenses				Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets
GAAP	$226,748	$50,818	$32,859	$(19,879)	$28,639	$(3,047)	$(9,455)	$13,046	—	—	—	—	—	—	$21,540
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—	—	(34)	—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20	—	—	—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	(47,871)	—	(47,871)
Other adjustments:
Gain on sale and impairment of residential lease assets	—	—	—	—	(448)	—	—	—	—	—	—	(274)	—	—	(722)
Construction revenue on solar services contracts	5,392	—	—	—	4,735	—	—	—	—	—	—	—	—	—	4,735
Litigation	—	—	—	—	—	—	—	—	—	485	—	—	—	—	485
Stock-based compensation expense	—	—	—	—	559	—	—	—	—	4,419	—	—	—	—	4,978
Amortization of intangible assets	—	—	—	—	—	1,786	—	—	—	—	—	—	—	—	1,786
Transaction-related costs	—	—	—	—	—	—	—	—	—	481	—	—	—	—	481
Restructuring charges	—	—	—	—	—	—	—	—	—	—	1,576	—	—	—	1,576
Gain on convertible notes repurchased	—	—	—	—	—	—	—	—	—	—	—	—	(2,956)	—	(2,956)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	852	852
Non-GAAP	$232,140	$50,611	$32,859	$(19,879)	$33,505	$(1,295)	$(9,455)	$13,046							$(15,130)